SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

Elecsys Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Additional Information and Where to Find It
This document may be deemed to be solicitation material in respect of the proposed merger between Elecsys and a subsidiary of Lindsay Corporation. In connection with the proposed merger, Elecsys will file a preliminary proxy statement and a definitive proxy statement with the United States Securities and Exchange Commission (“SEC”). The information contained in the preliminary filing will not be complete and may be changed. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The definitive proxy statement will be mailed to the shareholders of Elecsys seeking their approval of the proposed merger. Elecsys’ shareholders will also be able to obtain a copy of the definitive proxy statement free of charge by directing a request to: Elecsys Corporation, 846 N. Mart-Way Court, Olathe, Kansas 66061, Attention: Investor Relations. In addition, the preliminary proxy statement and definitive proxy statement will be available free of charge at the SEC’s website, www.sec.gov.

Participants in the Solicitation
Elecsys and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Elecsys’ directors and executive officers is available in Elecsys’ proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on August 15, 2014. These documents are available free of charge at the SEC’s website at www.sec.gov, and by mail at: Elecsys Corporation, 846 N. Mart-Way Court, Olathe, Kansas 66061, Attention: Investor Relations. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of Elecsys’ shareholders in connection with the proposed merger will be set forth in the preliminary proxy statement when it is filed with the SEC.

Safe-Harbor Statement
This document may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Such forward-looking comments include, but are not limited to, comments about future financial and operating expectations and other statements that are not historical.  Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-K for the year ended April 30, 2014. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

© 2014 Elecsys Corporation · 846 N. Mart-Way Ct. · Olathe, KS 66061 · 913-647-0158 · www.elecsyscorp.com WHAT THE ACQUISITION MEANS FOR YOU • Diversified manufacturer headquartered in Omaha, Nebraska • Public company with a $1 billion market cap (NYSE: LNN) • Manufacturing facilities in 6 countries with over 1,200 employees worldwide • Global presence in Agriculture, Water, and Transportation industries • Greater resources to expand capabilities and accelerate new product development • Applications for Elecsys products and solutions in new industries • Access to broader sales channels to expand business into new markets • Increased exposure to international markets • The Company will continue to operate as Elecsys Corporation • The Elecsys management team will remain in place • All Elecsys business segments and product lines will continue • Continued growth at Elecsys – the planned facility expansion will proceed on schedule ABOUT LINDSAY CORPORATION BENEFITS FOR ELECSYS CUSTOMERS, VENDORS, PARTNERS, AND EMPLOYEES WHAT TO EXPECT AFTER THE ACQUISITION